UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 22, 2008
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

001-33063 (Commission File Number)	38-2378932 (IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan (Address of Principal Executive Offices)	48502 (Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On September 22, 2008, Citizens Republic Bancorp, Inc. (the “Company”) issued a press release announcing the results of the shareholder vote in conjunction with the special shareholder meeting. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
At the special meeting, the shareholders of the Company voted to amend Article III of the Corporation’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100 million to 150 million shares. The amendment was filed with the State of Michigan and became effective September 23, 2008. The complete revised Amended and Restated Articles of Incorporation will be filed as an exhibit with the Company’s Form 10-Q for the period ended September 30, 2008.
(c) Exhibits.
Exhibit 99.1 Press Release, dated September 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.

By:	/s/ Thomas W. Gallagher Thomas W. Gallagher
Its: General Counsel and Secretary
Date: September 25, 2008

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release, dated September 22, 2008.